EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Brian F. Hurley, Principal Executive Officer, and Angela W. Ghantous, Principal Financial Officer, of BROOKFIELD TOTAL RETURN FUND INC. (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition aesults of operations of the Registrant.

Dated: August 5, 2014	/s/ BRIAN F. HURLEY
Brian F. Hurley
President and Principal Executive Officer
BROOKFIELD TOTAL RETURN FUND INC.

Dated: August 5, 2014	/s/ ANGELA W. GHANTOUS
Angela W. Ghantous
Treasurer and Principal Financial Officer
BROOKFIELD TOTAL RETURN FUND INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to BROOKFIELD TOTAL RETURN FUND INC. and will be retained by BROOKFIELD TOTAL RETURN FUND INC. and furnished to the Securities and Exchange Commission or its staff upon request.

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